BONUS AGREEMENT

                                     Parties

                  This agreement ("Agreement") is by and between: (a) General Communication, Inc., an Alaska corporation, and its wholly-owned subsidiary GCI Communication Corp., (together "GCI"); and (b) Wilson Hughes ("Hughes"), an employee of GCI.

                                    Recitals

                  A. Hughes has been a long-time executive employee of GCI who has been a large contributor to its business success to date. Hughes is considering retiring, but GCI has offered Hughes a bonus if he will continue to remain employed on a full-time basis with GCI through December 31, 2004.

                  B. Hughes has agreed to remain employed by GCI on a full-time basis through December 31, 2004 on the terms and conditions of his present employment agreement with GCI, as supplemented by this Agreement. The primary inducement for Hughes to do so is the bonus entitlement which he will be receiving pursuant to this Agreement.

                                  Consideration

                  For good, valuable and sufficient consideration received and to be received by the respective parties, the parties have agreed, and hereby agree, as follows.

                              Terms and Conditions

                  1. Recitals and Exhibits. This Agreement shall be construed in light of its Recitals and Exhibits, which are incorporated by reference as contractual terms and conditions.

                  2. Formation, Organization and Capitalization of Corporation. GCI shall promptly: (a) cause an Alaska corporation to be formed and organized under the name WOK 1, Inc. ("Corporation"); and (b) contribute to the Corporation good and marketable fee simple title to the real property ("Lot 1") described more particularly in the attached Exhibit A in exchange for 100 shares of a single class of common voting stock of the Corporation.

                  3. Bonus. GCI hereby grants Hughes the following bonuses, provided that he continues to remain employed by GCI through December 31, 2004:

                           a. Until December 31, 2034, the option to the free exclusive use of adjoining Lot 2 of the Wood River Subdivision ("Subdivision") and all buildings, structures, fixtures, improvements and personality located thereon or associated therewith (together "Lot 2") for the last full week of September of each year and another full week during the summer that is reasonably coordinated between Hughes and GCI. Such use of Lot 2 shall include the right to use all air transportation, equipment, furniture, utility, guide, housekeeping, meal and beverage services that are presently provided by GCI to or for Lot 2.


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                          b. At any time between January 1, 2007 and December
         31, 2034, Hughes shall have the option to elect to be paid $275,000, plus 3% of such sum for each year or portion thereof between January 1, 2002 and the date on which such option is exercised. If and when Hughes exercises such option, Hughes shall have no further rights under
         Section 3(a).

                           c. Hughes shall be entitled to the bonuses in Sections 3(a) and (b)(i) unless he is rightfully terminated by GCI for intentional wrongdoing or recklessness prior to December 31, 2004 and
         (ii) even if he dies or becomes so disabled that he is unable to discharge his employment duties to GCI prior to that date, including if he chooses or is required to retire for health reasons.

                  4. Sale of Lot 1. Before GCI allows the Corporation to sell, enter into any lease in excess of 1 year or otherwise transfer any right, title or interest in Lot 1 to any third person, GCI shall provide Hughes with 90 days prior written notice of such proposed sale, lease or transfer. Hughes shall have the option during such 90-day period: (a) to acquire good, marketable, unencumbered and unrestricted title to all of the outstanding stock of the Corporation without payment therefor; or (b) to be paid a cash bonus by GCI equal to $275,000, plus 3% of such sum for each year or portion thereof between January 1, 2002 and the date on which such option is exercised. If Hughes does not exercise option 4(a), he shall be deemed to have exercised option 4(b); and in any event all of his further bonus rights under Section 3 shall thereupon expire.

                  7. Lot 1 Insurance, Maintenance and Operation. Prior to Hughes' acquisition of the outstanding stock of the Corporation from GCI or the sale, lease or other transfer of Lot 1 to any third person, GCI warrants that the property will be (a) repaired and maintained at the current standard at GCI's expense and (b) restored and repaired to its current condition in the event of any casualty loss or damage at GCI's expense.

                  8. No Sale of Lot 1. GCI and Hughes acknowledge that Lot 1 is subject to Section 2 of the restrictive covenants of record affecting the Subdivision, which grants the owner of Lot 6 of the Subdivision a first right of refusal and the owners of the remaining lots of the Subdivision a second right of refusal to purchase Lot 1 "on the same terms and conditions as any proposed executed Earnest Money Agreement." This Agreement is neither intended or expected to be an Earnest Money Agreement, nor any sale of the property by the Corporation for purposes of such refusal rights. Rather, it is intended and expected to constitute part of an employment agreement between GCI and Hughes in which a bonus is granted to Hughes that involves Lot 1. If an arbitrator or court of law of competent jurisdiction of last resort should finally determine that this Agreement effectively provides for a sale of Lot 1 within the contemplation of paragraph 2 of the Wood River Subdivision covenants, this Agreement and the offer to enter into it shall be rescinded ab initio, because that was neither the intention nor reasonable expectation of GCI or Hughes; provided, however, that GCI shall instead thereupon pay Hughes a cash bonus equal to $275,000, plus 3% of such sum for each year of portion thereof between January 1, 2002 and the date on which such final determination occurs, which obligation shall survive such rescission.


                  9. General Provisions.

                           9. 1 Entire Agreement. This written Agreement is
fully integrated, constitutes the entire agreement between the parties with respect to the subject matter hereof, and supersedes all other prior and contemporaneous agreements, contracts, representations, promises,


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acknowledgments, warranties and covenants, oral or written, by and between the parties with respect to such subject matter which are not expressly included herein.

                           9.2 Notices. Each notice required under this
Agreement or by law shall: (a) be in writing; (b) contain a clear and concise statement setting forth the subject and substance thereof and the reasons therefor; and (c) be personally delivered, facsimile transmitted ("FAX"), or duly mailed by certified mail, return receipt requested, to each party to this Agreement at its following address or number or to such other address or number as that party may have most recently given notice of to all of the other parties:

                           GCI:

                                    General Communication, Inc.
                                    GCI Communication Corp.
                                    Attn: Ron Duncan
                                    2550 Denali Street, Suite 1000
                                    Anchorage, Alaska 99503
                                    Fax No. (907) 265-5676
                                    Tel. No. (907) 265-5620

                           Hughes:

                                    Wilson Hughes
                                    9501 Ponderosa Drive
                                    Anchorage, Alaska 99507
                                    Fax No. (907) 868-9501
                                    Tel. No. (907) 265-5608

All such notices shall be effective (a) when actually received by the recipient or an authorized representative or agent of the recipient or (b) three (3) business days after they are mailed (not including the date of transmittal; not including mailed confirmations of received FAX notices), whichever occurs earlier. All FAX notices shall be sent by mail to the recipient within three (3) business days after the FAX notice is sent.

                           9.3 Applicable Law. This Agreement and the respective
rights and obligations of the parties hereunder shall be construed and interpreted as an employment contract (and not as an earnest money agreement) under the laws of the State of Alaska, without regard to its conflicts of law principles.

                           9.4 Exclusive Jurisdiction/Venue. In the event that a
question, dispute or requirement for interpretation or construction should arise with respect to this Agreement, the jurisdiction and venue therefor shall lie exclusively with the courts for the Third Judicial District for the State of Alaska, at Anchorage, Alaska, or, alternatively, with the United States District Court for the District of Alaska, at Anchorage, Alaska, unless (a) a nonwaivable federal or Alaska state law should require to the contrary or (b) this Agreement is subject to the arbitration provision of the recorded Wood River Subdivision restrictive covenants.

                           9.5 Parties Bound and Benefited. The covenants, terms
and conditions contained in this Agreement shall be binding upon and inure to the benefit of the heirs, devisees, administrators, executors, representatives, assigns, successors and successors-in-interest of the


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respective parties hereto. No third parties are intended to be benefited by this
Agreement.

                           9.6 Severability. In the event that any term or
condition of this Agreement is declared by a court of competent jurisdiction to be void or unenforceable, the remaining terms and conditions shall nevertheless be valid and enforceable; and such void or unenforceable term shall be modified to the minimum extent necessary to be valid and enforceable to the fullest extent permitted by applicable law and enforced as such.

                           9.7 Limited Waivers. Any failure or delay by any
party to object to a default or exercise any rights or remedies under this Agreement shall not constitute a waiver of the right to do so in the future, unless such failure is accompanied by an express written waiver by such party.

                                    Formation

                  In witness whereof, GCI and Hughes have executed, delivered and formed this Agreement, effective the 15th day of July, 2003 ("Effective Date").

                                            GCI:

                                     GENERAL COMMUNICATION, INC., an Alaska
                                     corporation
Dated: July 15, 2003                 By /s/ Ronald A. Duncan
                                     Its President and CEO

                                     GCI COMMUNICATION CORP., an Alaska
                                     corporation
Dated: July 15, 2003                 By /s/ Ronald A. Duncan
                                     Its President and CEO

                                     Hughes:


Dated: July 15, 2003                 /s/
                                     WILSON HUGHES, a married man



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                                    Exhibit A

                    Lot 1, Wood River Subdivision, according to the official plat thereof on file, in the records of the Bristol Bay Recording District, Third Judicial District, State of Alaska, including all buildings, structures and fixtures located thereon, improvements and appurtenances thereto, and easements, prescriptive and other rights benefiting it.